UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2025

The First Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Mississippi	000-22507	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6480 U.S. Highway 98 West, Hattiesburg, Mississippi	39402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(601) 268-8998

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	FBMS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On March 17, 2025, The First Bancshares, Inc. ("The First") and Renasant Corporation ("Renasant") issued a joint press release announcing the receipt of all necessary regulatory approvals to complete the proposed merger of The First with and into Renasant, and the related merger of The First's wholly owned subsidiary, The First Bank, with and into Renasant Bank, Renasant's wholly owned subsidiary.

A copy of the presentation is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Joint Press Release of Renasant Corporation and The First Bancshares, Inc. dated March 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The First Bancshares, Inc.

Date: March 17, 2025

/s/ Donna T. (Dee Dee) Lowery
Name: Donna T. (Dee Dee) Lowery
Title: EVP and CFO